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              IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED
                         AS OF THE DATE OF THIS DOCUMENT.

                           KOLL REAL ESTATE GROUP, INC.
                                     BALLOT
                            FOR ACCEPTING OR REJECTING
            THE PLAN OF REORGANIZATION OF KOLL REAL ESTATE GROUP, INC.
             (CLASS 8: INTERESTS OF HOLDERS OF CLASS A COMMON STOCK)

            THE VOTING EXPIRATION DATE TO ACCEPT OR REJECT THE PLAN IS
     12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON JUNE __, 1997, UNLESS EXTENDED

     This Ballot is submitted to you to solicit your vote to accept or reject the Prepackaged Plan of Reorganization (the "Prepackaged Plan") of KOLL REAL ESTATE GROUP, INC. (the "Company"), referred to in the accompanying Proxy Statement/Prospectus and Disclosure Statement, dated April __, 1997 (the "Prospectus"). The Prepackaged Plan could be filed in connection with a case to be commenced in the future by the Company under chapter 11 of the Bankruptcy Code. At this time, the Company has not commenced a chapter 11 case. If sufficient votes are received accepting the Prepackaged Plan, the Company may commence a chapter 11 case and seek to have the Prepackaged Plan confirmed by the Bankruptcy court; however, the Company expressly reserves the right, in its sole and absolute discretion, to not commence such a chapter 11 case, even if it receives sufficient votes accepting the Prepackaged Plan.

     THIS BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY OTHER PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING SECURITIES WITH THIS BALLOT, AND NEITHER THE COMPANY NOR THE VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES.

PLEASE READ ALL VOTING INFORMATION AND INSTRUCTIONS ON BOTH SIDES OF THIS BALLOT BEFORE COMPLETING THIS BALLOT.

     IF NEITHER THE "ACCEPTS" NOR "REJECTS" BOX IS CHECKED AND/OR THIS BALLOT IS NOT SIGNED ON THE APPROPRIATE LINES ON THE REVERSE SIDE, THE BALLOT WILL NOT BE VALID COUNTED AS HAVING BEEN CAST. PLEASE VERIFY ITEM 1 AND COMPLETE ITEMS 2 AND 3 ON THE REVERSE SIDE HEREOF.

                     (continued and to be signed on other side)

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                       TRIANGLE FOLD AND DETACH HERE TRIANGLE

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                                                             Please mark
                                                            your votes as  / X /
                                                            indicated in
                                                            this example



                           KOLL REAL ESTATE GROUP, INC.
                                     BALLOT
                            FOR ACCEPTING OR REJECTING
           THE PLAN OF REORGANIZATION OF KOLL REAL ESTATE GROUP, INC.
                              (CUSIP NO. 500434 015)

Item 1: The undersigned, a Holder of a Class 8 Claim (Interests of Holders of Class A Common Stock) as defined in the Prepackaged Plan, is the beneficial owner of the number of shares of Class A Common Stock of Koll Real Estate Group, Inc. (the "Company") as indicated above.

Item 2: The undersigned votes all Class 8 claim(s) referenced in Item 1 (check box):
                      To accept                  To reject
                 the Prepackaged Plan        the Prepackaged Plan

                        /   /                       /   /

Item 3: By signing this Ballot, the undersigned certifies that the undersigned is the beneficial owner of the Class A Common Stock voted on this Ballot, and/or has full power and authority to vote to accept or reject the Prepackaged Plan, and that, unless the box below is checked by the undersigned, the Class A Common Stock voted on this Ballot represents all such Class A Common Stock held by the undersigned. The undersigned also acknowledges receipt of the Proxy Statement/Prospectus and Disclosure Statement dated April __, 1997 (the "Prospectus") and other applicable Prepackaged Plan Solicitation Materials as well as all terms and conditions set forth therein. Check this box if you hold Class A Common Stock in accounts other than those represented by this Ballot, and list any such other accounts here:

                  /  /  Check this box if you hold Class A Common Stock in
                        accounts other than those represented by this Ballot, and list any such other accounts here:
                        ________________________________________

                        Dated:__________________________ ,1997
                        X ____________________________________
                        X ____________________________________
                            Signature(s) of Stockholder(s)

                        Signature(s) of Stockholder(s) - please sign name exactly as imprinted (do not print). Please indicate any change of address.

                        NOTE: Executive, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign.

                        If shares are held jointly, EACH should sign.


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                    TRIANGLE FOLD AND DETACH HERE TRIANGLE

                      VOTING INFORMATION AND INSTRUCTIONS
                           FOR COMPLETING THE BALLOT

     1. For your vote to be counted, you must complete, sign and return the Ballot as follows:
        a. IF YOUR CLASS 8: CLASS A COMMON STOCK IS HELD THROUGH A BROKER, BANK, OR OTHER NOMINEE: To have your vote count you must verify Item 1, complete Items 2 and 3 and return this Ballot to such broker, bank or nominee. You must return the Ballot to such entity, early enough for your vote to be processed and forwarded to and received by the Voting Agent (defined below) prior to 12:00 Midnight, Eastern Daylight Time, on June __, 1997 to (the "Voting Expiration Date").

          The broker, bank or other nominee should indicate on the Ballot the value of your account as of the close of business on April 24, 1997 (the "Voting Record Date"). If that data has not been provided, please contact the institution(s) at which your account(s) are held and request such information.

        b. IF YOUR CLASS 8: CLASS A COMMON STOCK IS REGISTERED IN YOUR OWN NAME:
        For your vote to be counted, you must verify Item 1, complete Items 2 and 3 and return this Ballot to ChaseMellon Shareholder Services (the "Voting Agent") at the address set forth on the enclosed pre-addressed postage pre-paid business reply envelope. You will find your holdings, as of the close of business on the Voting Record Date, indicated above.

          If for any reason you did not receive a pre-addressed postage pre-paid business reply envelope or if the amount of your holdings indicated above is unclear or incorrect, please contact Georgeson & Company Inc. at the toll-free number below.

     BALLOTS MUST BE RECEIVED BY 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON JUNE __, 1997 (THE "VOTING EXPIRATION DATE"). IF A BALLOT IS
     RECEIVED AFTER THE VOTING EXPIRATION DATE, IT WILL NOT BE COUNTED.

     2. If you hold claims or equity interests in more than one class under the Prepackaged Plan (i.e., stock and debentures), you should receive one Ballot, coded by class number and color and one set of solicitation materials for each such class of claims or equity interests. Please complete and return each Ballot you receive. YOU MUST VOTE ALL OF YOUR CLAIMS OR EQUITY INTERESTS WITHIN A SINGLE CLASS UNDER THE PREPACKAGED PLAN TO EITHER ACCEPT OR REJECT THE PREPACKAGED PLAN. ACCORDINGLY, A BALLOT THAT PARTIALLY REJECTS AND/OR PARTIALLY ACCEPTS THE PREPACKAGED PLAN WILL NOT BE COUNTED.

     3. The Ballot is not a letter of transmittal and may not be used for any other purpose other than to vote to accept or reject the Prepackaged Plan. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR SECURITIES WITH THIS BALLOT, AND NEITHER THE COMPANY NOR ITS VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TRANSMITTED TOGETHER WITH A BALLOT. Surrender of securities for exchange pursuant to the Prepackaged Plan may be made only pursuant to a letter of transmittal which will be furnished to you by the Company (or its agent) after confirmation of the Prepackaged Plan by the Bankruptcy Court.

     4. The Ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an assertion of a claim or interest.

                      PLEASE RETURN YOUR BALLOT PROMPTLY
                      IF YOU HAVE ANY QUESTIONS REGARDING
                     THIS BALLOT OR THE VOTING PROCEDURES
                                 PLEASE CALL
                          GEORGESON & COMPANY INC.
                         TOLL-FREE AT (800) 223-2064